                                                                   EXHIBIT 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in this Post-Effective Amendment No. 13 to the
Registration Statement on Form S-6 of our report dated January 16, 2007, relating to the financial statements and financial highlights of MidCap SPDR
Trust, Series 1, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting
Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY

January 26, 2007